Exhibit 10.5

                         EMPLOYMENT PROTECTION AGREEMENT

         This EMPLOYMENT PROTECTION AGREEMENT (the "Agreement"), made as of this 23RD DAY OF JULY, 2004, by and among Pointe Bank, a Florida chartered commercial bank having its principal place of business in Boca Raton, Florida (the "Bank"), Pointe Financial Corporation, a Florida corporation owning all of the issued and outstanding shares of capital stock of the Bank (the "Corporation") (the Bank and the Corporation, collectively, the "Employers"), and R. CARL PALMER, JR., an individual residing in BOCA RATON, Florida (the "Employee").

         WHEREAS, Employee is currently serving as the PRESIDENT AND CHIEF EXECUTIVE OFFICER of the Bank and the CHAIRMAN, PRESIDENT, AND CHIEF EXECUTIVE OFFICER of the Corporation; and

         WHEREAS, Employee has made and is expected to continue to make a significant contribution to the management, profitability, and growth of the Bank, and consequently, of the Corporation; and

         WHEREAS, Employee possesses an intimate knowledge of the Bank's business and affairs, including its policies, plans, methods, personnel and problems; and

         WHEREAS, the Boards of Directors of the Employers (the "Boards") believe that it is in the best interests of the Employers and the shareholders of the Corporation to encourage the Employee's continued employment with and dedication to the Employers in the face of potentially distracting circumstances arising from the possibility of a change of control of the Employers, although no such change is now contemplated; and

         WHEREAS, the Boards have approved and authorized the entry into this Agreement with the Employee; and

         WHEREAS, the parties desire to enter into this Agreement setting forth the terms and conditions for the payment of special compensation to the Employee in the event of a termination of the Employee's employment in connection with or as the result of a change of control of the Employers;

         NOW, THEREFORE, it is AGREED as follows:

         1. TERM. This Agreement shall be effective immediately upon its execution. Notwithstanding the foregoing, nothing in this Agreement shall confer upon Employee a right to be employed by Employers at any time; the Employer reserves the right to terminate the Employee, subject to Section 2.1, for any reason or no reason at all.

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

         2. TERMINATION OF EMPLOYMENT IN CONNECTION WITH A CHANGE OF CONTROL.

                  (a) If during the term of this Agreement there is a "Change of Control" (as defined below) and the Employee's employment is terminated, voluntarily by the Employee with "Good Reason" (as defined below) or involuntarily without "Cause" (as defined below), in either case (1) within two years after such Change of Control, (2) concurrently with a Change of Control or
(3) before and in connection with an anticipated Change of Control as reasonably determined by the Boards of Directors of the Employers (including, without limitation, after the Corporation has entered into an agreement, the consummation of which will constitute a Change of Control, or engaged in substantive negotiations with respect to an anticipated Change of Control) then, subject to Sections 2(e), (f), and (g) below, the following shall apply:

                           (i) Concurrently with such termination of employment,
the Employers shall pay to the Employee a lump sum cash payment equal to the sum of:

                                    (A) 2 multiplied by the Employee's annual
base salary from the Employers in effect immediately before the Change of Control; and

                                    (B) 2 multiplied by the greater of (1) the
average award paid or payable to the Employee under the Annual Incentive Plan with respect to the previous three full fiscal years; or (2) the Employee's target award under the Annual Incentive Plan for the current fiscal year; and

                                    (C) 2 multiplied by the greater of (1) the
average award paid or payable to the Employee under the Long Term Incentive Plan and/or the Shareholder Value Plan with respect to the previous three full fiscal years; or (2) 200 percent of the Employee's target award under the most recent plan implemented by the Boards of Directors of the Employers under the Long Term Incentive Plan.

                           (ii) For 24 months after such termination, the
Employers, to the extent permissible under the benefit plans in effect at the time, shall continue in effect all medical, prescription, dental and life insurance plans for the benefit of the Employee and, if applicable, the Employee's family, which would have been provided to them if the Employee's employment had not been terminated, on substantially the same terms available to the Employee prior to the termination; provided, however, that in the event that Employee's participation in any such plan, program, or arrangement is prohibited, the Employers shall use commercially reasonable efforts to provide Employee with benefits substantially similar to those which he would have been entitled to receive if he had remained a participant for such 24 month period; provided further that if the Employee becomes reemployed with another employer and is eligible to receive medical, prescription or dental benefits under such new employer's plan, such Employee shall be required to participate in such new


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employer's plan and Employee's rights to receive medical, prescription and dental benefits under this Agreement shall be secondary to those available under such other plan during such applicable period of participation; and

                           (iii) The Employers shall pay for the reasonable cost
of professional career counseling assistance for the Employee incurred within one year of termination in an amount not to exceed $25,000.00; and

                           (iv) For any benefit under the Pointe Financial
Corporation Annual Incentive Plan, the Pointe Financial Corporation Long Term Incentive Plan, the Pointe Financial Corporation Shareholder Value Plan, the Pointe Financial Corporation Savings Plan and Trust or the Pointe Financial Corporation 1998 Incentive Compensation and Stock Award Plan, in which the Employee was entitled to participate, to the extent permissible under such plan and applicable law, any benefit not previously paid shall be paid in a lump sum, any benefit not previously vested shall become fully vested, any benefit not previously exercisable shall become fully exercisable, and any benefit subject to restrictions or risk of forfeiture shall be free of all such restrictions and fully vested in Employee.

In consideration for the payments under this Section 2(a), Employee shall execute a Separation Agreement and General Release, in the form attached hereto as "Exhibit A," acknowledging that payments under this Section 2(a) shall be in lieu of any amount that may be otherwise owed to the Employee as damages for the loss of employment and releasing Employers, their affiliates and related parties from all claims, rights and liabilities of every kind, whether or not known now to exist, which Employee ever had or may have arising out of Employee's employment with the Employers or termination of that employment. Payments under this Section 2(a) shall not be reduced by any compensation which the Employee may receive from other employment with another employer after termination of the Employee's employment with the Employers. No payment hereunder shall affect the Employee's entitlement to any vested retirement benefits.

                  (b) For purposes of this Agreement, "Good Reason" shall mean
(i) a material reduction in the Employee's authority, duties, responsibilities;
(ii) a reduction in the Employee's base salary or a material reduction in the aggregate value of all other compensation benefits combined to which the Employee is entitled to receive pursuant to the Pointe Financial Corporation Compensation Handbook; or (iii) any requirement by the Employers without the written consent of the Employee that the Employee relocate to a place more than 60 miles from BOCA RATON, Florida to perform his or her duties. Employee shall provide the Bank with thirty (30) calendar days' written notice of resignation and such notice shall set forth the reasons why the Employee believes that Good Reason exists. The Bank shall either accept or reject the Employee's proffered reason by the end of the 30-day notice period, but if the Bank fails to either


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accept or reject the Employee's proffered reason, the Employee shall be conclusively deemed to have voluntarily resigned with Good Reason. If the Bank rejects the Employee's proffered reason, the Bank shall provide the Employee with a written statement of the reasons for such rejection and the Bank shall have the burden of proving that such rejection of the Employee's statement was proper. If the Bank accepts the Employee's proffered reason, the Bank may either
(i) accept the Employee's resignation and acknowledge its responsibilities under this Agreement or (ii) cure the reason designated by Employee by the end of the 30-day notice period. The Employee has fifteen (15) calendar days to either accept or reject any cure by the Bank; provided, however, that if the Employee rejects such cure, the Employee agrees to negotiate in good faith with the Bank to find a mutually acceptable cure within thirty (30) calendar days of the Employee's rejection. If the Employee has not accepted a cure proposed by the Bank by the end of negotiations, the Employee shall have the burden of proving that the Bank's proposals were insufficient to cure the Employee's Good Reason for voluntarily terminating employment.

                  (c) For purposes of this Agreement, "Cause" shall mean the Employee's (1) personal dishonesty, incompetence, willful misconduct; (2) breach of fiduciary duty involving personal profit, intentional failure to perform material stated duties; (3) willful violation of any law, rule, or regulation (other than traffic violations or similar offenses); (4) being a specific subject of a final cease and desist order from, written agreement with, or other order or supervisory direction from, any federal or state banking or securities regulatory authority; or (5) conduct tending to bring the Employers or any of its subsidiaries into substantial public disgrace or disrepute. In determining incompetence, the acts or omissions shall be measured against standards generally prevailing in the financial institutions industry; provided, it shall be the burden of the Employers to prove the alleged acts and omissions and the prevailing nature of the standards the Employers shall have alleged are violated by such acts or omissions.

                  (d) For purposes of this Agreement, a "Change of Control" shall mean:

                           (1) The acquisition by any individual, entity or
group (within the meaning of Section 13(d) (3) or 14(d) (2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 40% or more of either (i) the then outstanding shares of common stock of the Corporation (the "Outstanding Company Common Stock"), or (ii) the combined voting power of the then outstanding voting securities of the Corporation entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this subsection (1), the following acquisitions shall not constitute a Change of Control: (i) any acquisition directly from the Corporation, (ii) any acquisition by the Corporation, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Corporation, the Bank or any other corporation controlled by the Corporation, or (iv) any acquisition by


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any corporation pursuant to a transaction that complies with clauses (i), (ii)
and (iii) of subsection (3) of this Section 2(d); or

                           (2) Individuals who, as of the date of hereof,
constitute the Board of Directors of the Corporation (the "Incumbent Board") cease for any reason to constitute at least a majority of such Board of Directors (the "Corporation Board"); provided, however, that any individual becoming a director subsequent to the date of hereof whose election, or nomination for election by the Corporation's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board; provided, further, that any such individual who becomes a Director of the Corporation as a result of an actual or threatened contested election with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Corporation Board shall not be considered as though such individual were a member of the Incumbent Board; or

                           (3) Consummation of a reorganization, merger or
consolidation or sale or other disposition of all or substantially all of the assets of the Corporation (a "Business Combination"), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Corporation or all or substantially all of the Corporation's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (ii) no person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Corporation, the Bank, such corporation resulting from such Business Combination or a corporation controlled by any of them) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

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

                           (4) Approval by the shareholders of the Corporation
of a complete liquidation or dissolution of the Corporation without the establishment of a successor corporation.

                  (e) (1) Notwithstanding any other provision of this Agreement or of any other agreement, contract, or understanding heretofore or hereafter entered into by the Employee and the Employers, except an agreement, contract, or understanding hereafter entered into that expressly modifies or excludes application of this Section 2(e) (the "Other Agreements"), and notwithstanding any formal or informal plan or other arrangement for the direct or indirect provision of compensation to the Employee (including groups or classes of participants or beneficiaries of which the Employee is a member), whether or not such compensation is deferred, is in cash, or is in the form of a benefit to or for the Employee (a "Benefit Plan"), the Employee shall not have any right to receive any payment or other benefit under this Agreement, any Other Agreement, or any Benefit Plan if such payment or benefit, taking into account all other payments or benefits to or for the Employee under this Agreement, all Other Agreements, and all Benefit Plans, would cause any payment to the Employee under this Agreement to be considered a "parachute payment" within the meaning of
Section 280G(b)(2) of the Internal Revenue Code of 1986, as amended (the "Code") (a "Parachute Payment"). In the event that the receipt of any such payment or benefit under this Agreement, any Other Agreement, or any Benefit Plan would cause the Employee to be considered to have received a Parachute Payment under this Agreement, then the Employee shall have the right, in the Employee's sole discretion, to designate those payments or benefits under this Agreement, any Other Agreements, and/or any Benefit Plans, which should be reduced or eliminated so as to avoid having the payment to the Employee under this Agreement be deemed to be a Parachute Payment.

                           (2) All determinations required to be made under this
Section 2(e), including whether and when the payments and benefits referred to in Section 2(e)(1) shall be reduced, shall be made by the certified public accounting firm engaged by the Employers for such purpose or such other certified public accounting firm as may be designated by the Employee and shall be reasonably acceptable to the Employers (the "Accounting Firm") which shall provide detailed supporting calculations both to the Employers and the Employee within 15 business days of the receipt of notice from the Employee that such a determination is required, or such earlier time as is requested by the Employers. In the event that the Accounting Firm is serving as accountant or auditor for the individual, entity or group effecting a change in the ownership or effective control (as defined for purposes of Section 280G of the Code of the Employers, the Employee shall appoint another nationally recognized accounting firm which is reasonably acceptable to the Employers to make the determinations required hereunder (which accounting firm shall then be referred to as the Accounting Firm hereunder). All fees and expenses of the Accounting Firm shall be borne solely by the Employers. Any determination by the Accounting Firm shall be binding upon the Employers and the Employee. As a result of the uncertainty


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

in the application of Section 280G of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that additional adjustments may be required. The Employee shall promptly repay to the Employers any amount that is later determined to constitute a Parachute Payment, with interest at 120% of the applicable federal rate, as defined for purposes of
Section 280G of the Code and all such amounts shall be treated as loans from the Employers to the Employee.

                  (f) Notwithstanding any other provision in this Agreement, this Agreement shall terminate upon Employee's death (1) prior to a Change in Control or (2) Employee's death after a Change in Control but prior to (i) Employee's voluntary termination of employment for Good Reason or (ii) Employee's termination of employment by Employer without Cause.

                  (g) Notwithstanding any other provision in this Agreement, (i) the Employers may terminate or suspend this Agreement and the employment of the Employee, as if such termination were for Cause, to the extent required by the applicable laws of the State of Florida related to banking, by applicable federal law, including without limitation, the Federal Deposit Insurance Act and the Bank Holding Company Act of 1956, as amended, or by regulations or orders issued by the Florida Office of Financial Regulation, the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation or other state or federal banking regulatory agency having jurisdiction over the Corporation or the Bank and (ii) no payment shall be required to be made to or for the benefit of the Employee under this Agreement to the extent such payment is prohibited by applicable law, regulation or order issued by a banking agency or a court of competent jurisdiction; provided, that it shall be the Employers' burden to prove that any such action was so required.

         3. CONFIDENTIALITY. The Employee shall not, without the prior written consent of the Employers, disclose or use in any way, either during the Employee's employment or thereafter, except as required in the course of his employment by Employers, any confidential business or technical information or trade secret acquired in the course of the Employee's employment by the Employers. The Employee acknowledges and agrees that it would be difficult to fully compensate the Employers for damages resulting from the breach or threatened breach of the foregoing provision and, accordingly, that the Employers shall be entitled to temporary preliminary injunctions and permanent injunctions to enforce such provision. This provision with respect to injunctive relief shall not, however, diminish the Employers' right to claim and recover damages. The Employee covenants to use his best efforts to prevent the publication or disclosure of any trade secret or any confidential information concerning the business or finances of Employers or Employers' affiliates, or any of their dealings, transactions or affairs which may come to the Employee's knowledge in the pursuance of his duties or employment.

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

         4. NO ASSIGNMENTS. This Agreement is personal to each of the parties hereto. No party may assign or delegate any rights or obligations hereunder without first obtaining the written consent of the other party hereto. However, in the event of the death of the Employee, all rights to receive payments hereunder shall become rights of the Employee's estate. Subject to the provisions hereof restricting assignment, this Agreement shall be binding upon the parties hereto and shall inure to the benefit of the parties and their respective heirs, devisees, executors, administrators, legal representatives, successors and assigns.

         5. AMENDMENTS OR ADDITIONS; ACTION BY BOARD OF DIRECTORS. No amendments or additions to this Agreement shall be binding unless in writing and signed by both parties hereto. The prior approval by a majority affirmative vote of the full Boards shall be required in order for the Employers to authorize any amendments or additions to this Agreement.

         6. SECTION HEADINGS. The section headings used in this Agreement are included solely for convenience and shall not affect, or be used in connection with, the interpretation of this Agreement.

         7. GOVERNING LAW. This Agreement shall be governed by the laws of the United States to the extent applicable, and otherwise by the laws of the State of Florida applicable to contracts entered into and performed wholly within its borders. Any action arising out of or relating to this Agreement may, at the election of the Employers, be brought and prosecuted only in that State, and in the event of such election, Employee consents to the jurisdiction and venue of any courts of or in such jurisdiction.

         8. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties respecting the employment of the Employee, there being no representations, warranties or commitments except as set forth herein.

         9. WITHHOLDING TAXES. The Bank may withhold from any benefits payable under this Agreement all federal, state, city, or other taxes as shall be required pursuant to any law or governmental regulation or ruling.

         10. NOTICES. All notices, demands, requests, or other communications which may be or are required to be given, served, or sent by any party to any other party pursuant to this Agreement shall be in writing and shall be hand delivered, sent by overnight courier or mailed by first-class, registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

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                  (i) If to the Employers:

                           Pointe Financial Corporation
                           21845 Powerline Road
                           Boca Raton, FL 33433
                           Attn:  Chief Executive Officer

                  with a copy (which shall not constitute notice) to:

                           Stuart G. Stein
                           Hogan & Hartson L.L.P.
                           555 13th Street, N.W.
                           Washington, DC  20004-1109
                           Fax:  202/637-5910

                  (ii) If to the Employee:

                           R. CARL PALMER, JR.
                           741 AZALEA STREET
                           BOCA RATON, FLORIDA 33486

                           Each party may designate by notice in writing a new
address to which any notice, demand, request or communication may thereafter be so given, served or sent. Each notice, demand, request, or communication which shall be hand delivered, sent, or mailed in the manner described above, shall be deemed sufficiently given, served, sent, received or delivered for all purposes at such time as it is delivered to the addressee (with the return receipt or the delivery receipt), or at such time as delivery is refused by the addressee upon presentation.

         11. SEVERABILITY. The invalidity or unenforceability of any one or more provisions of this Agreement shall not affect the validity or enforceability of the other provisions of this Agreement, which shall remain in full force and effect.

         12. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be an original and all of which shall be deemed to constitute one and the same instrument.

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         IN WITNESS WHEREOF, the undersigned have duly executed and delivered this Agreement, or have caused this Agreement to be duly executed and delivered on their behalf, as of the date written above.


POINTE BANK



By: /s/ Timothy M. McGinn                   Attest: /s/ Jean Murphy-Engler
   ---------------------------------               -----------------------------
   Timothy M. McGinn, Chairman                     Jean Murphy-Engler, Secretary



POINTE FINANCIAL CORPORATION



By: /s/ Timothy M. McGinn                   Attest: /s/ Jean Murphy-Engler
   ---------------------------------               -----------------------------
   Timothy M. McGinn, Chairman                     Jean Murphy-Engler, Secretary


EMPLOYEE


/s/ R. CARL PALMER, JR.
------------------------------------
R. CARL PALMER, JR.

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                                    EXHIBIT A


                    SEPARATION AGREEMENT AND GENERAL RELEASE

                  AGREEMENT made as of [_____], 20[_____] by and between R. CARL PALMER, JR. ("Employee," "You" or "Your") and Pointe Bank and Pointe Financial Corporation (the "Employers," "We" or "Our").

                  In consideration of the promises and conditions set forth below, and intending to be legally bound, you and the Employers agree as follows:

         1. Termination of Employment: You acknowledge that your employment with the Employers is terminated effective on [_____], 20[_____] and that such termination is in connection with a Change of Control, as such term is defined in the Employment Protection Agreement effective [_____], 20[_____].

         2. Change of Control Benefits: If you sign this Agreement and comply with its terms, we will provide you with the following benefits pursuant to your Employment Protection Agreement:

                  a. a lump sum cash payment of $[_____] equal to the sum of:

                           i. 2 multiplied by your annual base salary in effect
immediately before the Change of Control; and

                           ii. 2 multiplied by [your average award under the
Annual Incentive Plan for the previous three full fiscal years][your target award under the Annual Incentive Plan for the current fiscal year]; and

                           iii. 2 multiplied by [your average award under the
[Long Term Incentive Plan] [Shareholder Value Plan] for the previous three full fiscal years][200 percent of your target award under the most recent plan implemented by the Boards of Directors of the Employers under the [Long Term Incentive Plan]] [; and

[To be used if any pro-rata payouts under the incentive plans have not already been paid]

                           iv. the pro-rata award to which you are entitled to
receive pursuant to the terms of the Annual Incentive Plan, the Long Term Incentive Plan, and the Shareholder Value Plan for the fiscal year in which the Change of Control occurred for services rendered and results achieved prior to such Change of Control;]

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

less tax withholding and other deductions required by law, in accordance with the Employers' regular payroll practices

                  b. payment of the premiums necessary for the continuation of your current medical, prescription, dental and life insurance plans or substantially similar benefits to those received while employed by us for 24 months after termination of employment, except that if you become reemployed by another employer and are eligible to receive such benefits from your new employer, these benefits will be secondary to those provided by your new employer; and

                  c. payment for the reasonable cost of professional career counseling assistance incurred within one year of termination in an amount not to exceed $25,000.00; and

                  d. payment of any benefits you are entitled to under the Pointe Financial Corporation Savings Plan and Trust or the Pointe Financial Corporation 1998 Incentive Compensation and Stock Award Plan, to the extent permissible under such plan, benefits carrying a right to exercise will become fully exercisable and vested, and any applicable restrictions or forfeiture conditions on such benefits will lapse and the awards will be deemed fully vested and any performance conditions fulfilled.

The Change of Control Benefits will not become due until on or after Effective Date (as defined in Paragraph 5, below).

         3. Waiver and Release:

                  a. In exchange for the Change of Control Benefits promised to you in the Employment Protection Agreement, and as a material inducement for that promise, you hereby WAIVE, RELEASE and FOREVER DISCHARGE the Employers and/or related persons from any and all claims, rights and liabilities of every kind, whether or not you now know them to exist, which you ever had or may have arising out of your employment with the Employers or termination of that employment. This WAIVER and RELEASE includes, but is not limited to, any claim for unlawful discrimination under the Age Discrimination in Employment Act of 1967, as amended ("ADEA"), Title VII of the Civil Rights Act of 1964, as amended, the Americans with Disabilities Act of 1990, 42 U.S.C. ss. 1981, the Worker Adjustment and Retraining Notification Act ("WARN"), and the Family and Medical Leave Act of 1993, and any violation of any other federal, state or local constitution, statute, rule, regulation or ordinance, or for breach of contract, wrongful discharge, tort or other civil wrong. To the fullest extent permitted by law, you PROMISE NOT TO SUE or bring any charges, complaints or lawsuits related to the claims you are waiving by this Agreement against the Employers and/or related persons in the future, individually or as a member of a class, and you will immediately withdraw with prejudice any such charges, complaints and lawsuits that you began before signing this Agreement. NOTHING IN THIS AGREEMENT SHALL LIMIT OR RESTRICT YOUR RIGHT UNDER THE ADEA TO CHALLENGE THE VALIDITY OF THIS AGREEMENT IN A COURT OF LAW.

                  b. If you violate this Agreement by bringing or maintaining any charges, claims, grievances, or lawsuits contrary to this Paragraph, you will pay all costs and expenses of the Employers and/or related persons in defending against such charges, claims or actions brought by you or on your behalf, including reasonable attorney's fees, and will be required to give back, at the Employers' sole discretion, the value of anything paid by the Employers in exchange for this Agreement. THIS PARAGRAPH 3(B), HOWEVER, WILL NOT APPLY TO ANY CLAIM YOU MAY BRING TO ENFORCE YOUR RIGHTS UNDER THE ADEA.

                  c. As referred to in this Agreement, "the Employers and/or related persons" includes the Employers, its parents, subsidiaries, affiliates and divisions, their respective successors and assigns, and all of their past and present directors, officers, representatives, shareholders, agents, employees, whether as individuals or in their official capacity, and the respective heirs and personal representatives of any of them.

                  d. This WAIVER, RELEASE and PROMISE NOT TO SUE is binding on you, your heirs, legal representatives and assigns. IT DOES NOT APPLY TO ANY CLAIM THAT MAY ARISE UNDER THE ADEA AFTER THE DATE THAT YOU SIGN THIS AGREEMENT.

         4. Employee Review Period: You have a period of up to 21 calendar days to review and consider this Agreement. YOU ARE ADVISED TO CONSULT WITH AN ATTORNEY BEFORE YOU SIGN THIS AGREEMENT.

         5. Revocation; Effective Date: You have the right to revoke this Agreement within 7 calendar days of signing it. Your notice of revocation must be in writing and addressed and delivered to the attention of Chief Executive Officer, Pointe Financial Corporation, 21845 Powerline Road, Boca Raton, FL 33433 by hand-delivery or by certified mail, return receipt requested, on or before the end of the 7-day period. This Agreement will not be effective or enforceable against the Employers until 10 calendar days after it has received your signed copy of this Agreement. That will be the "Effective Date" of this Agreement. If you revoke this Agreement, it will not become effective, and you will not receive the special severance benefits.

         6. Return of Information and Assets: You warrants and represents that you returned all Employers' assets in your possession or under your direction or control to the Employers and the originals and all copies of all files, materials, documents or other property relating to the business of the Employers on or before [_____], 20[_____].

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

         7. Confidentiality; Non-disparagement: You shall keep the terms of this Agreement confidential. You agree not at any time to talk about, write about, discuss or otherwise publicize the terms or existence of this Agreement to anyone other than your legal, tax or other financial advisors or immediate family members, except in response to a subpoena, court directive or otherwise as required by law. You will not disparage, denigrate or defame the Employers and/or related persons, or any of their products or services. Because of the difficulties in determining damages to the Employers in the event you breach the terms of this Paragraph, you will pay the Employers $[_____] if you fail to comply.

         8. No Other Assurances: You acknowledge that in deciding to sign this Agreement you have not relied on any promises, statements, representations or commitments, whether spoken or in writing, made to you by any representative of the Employers, except for what is expressly stated in this Agreement. This Agreement constitutes the entire understanding and agreement between you and the Employers, and replaces and cancels all previous agreements and commitments, whether spoken or written, in connection with the matters described.

         9. Governing Law; Jurisdiction: This Agreement shall be governed by and enforced in accordance with the laws of the State of Florida, without regard to its conflicts of law principles. Any action arising out of or relating to this Agreement may, at the election of the Employers, be brought and prosecuted only in that State, and in the event of such election, you consent to the jurisdiction and venue of any courts of or in such jurisdiction.

         10. Modification in Writing: No oral agreement, statement, promise, commitment or representation shall alter or terminate the provisions of this Agreement. This Agreement cannot be changed or modified except by written agreement signed by both you and an authorized representative of the Employers.

         11. Severability. If any term, provision, covenant or restriction contained in this Agreement, or any part thereof, is held by a court of competent jurisdiction or any foreign, federal, state, county or local government or any other governmental regulatory or administrative agency or authority or arbitration panel to be invalid, void, unenforceable or against public policy for any reason, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect.

         12. No Admission of Liability: This Agreement does not constitute an admission of any unlawful discriminatory acts or liability of any kind by the Employers and/or related persons, or anyone acting under their supervision or on their behalf. This Agreement may not be used or introduced as evidence in any legal proceeding, except to enforce or challenge its terms.

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

         13. Employee Acknowledgement: By signing this Agreement, you acknowledge and adopt the following declaration:

I, R. CARL PALMER, JR., acknowledge that I have carefully read and considered this Agreement; that I have been given the opportunity to review this Agreement with legal or other advisors of my choice; that I understand that by signing this Agreement I RELEASE legal claims and WAIVE certain rights; and that I freely and voluntarily consent to all terms of this Agreement with full understanding of what they mean.


R. CARL PALMER, JR.                 POINTE FINANCIAL CORPORATION


                                    By:
---------------------------            -----------------------------------------
Signature of Employee               Name:
                                    Title:




---------------------------         --------------------------------------------
Date Signed by Employee             Date Signed by Pointe Financial Corporation


                                    POINTE BANK



                                    By:
                                       -----------------------------------------
                                    Name:
                                    Title:



                                    --------------------------------------------
                                    Date Signed by Pointe Bank


                                       15